Exhibit 99.2

FINANCIAL STATEMENTS

Xenith Corporation
For the three and nine months ended September 30, 2009, the three months ended September 30, 2008, and the periods from
February 19, 2008 (Inception) to September 30, 2008 and
September 30, 2009

Xenith Corporation

Financial Statements (unaudited)

September 30, 2009

Xenith Corporation

Balance Sheets

	(Unaudited) Sept. 30, 2009	Dec. 31, 2008
Assets
Cash	$621,907	$280,201
Prepaid Expenses	154,426	108,774
Accounts Receivable	550	32,262

Total Current Assets	776,883	421,237

Premises and Equipment	2,300,912	2,122,070
Accumulated Depreciation	(385,929)	(24,063)

Net Premises and Equipment	1,914,983	2,098,007

Other Assets	472,720	295,720

Total Assets	$3,164,586	$2,814,964

Liabilities
Accounts Payable	$259,175	$1,221,941
Accrued Expenses	394,728	44,070
Other Current Liabilities	72,304	69,548

Total Current Liabilities	726,207	1,335,559
Other Liabilities	534,756	372,830

Total Liabilities	1,260,963	1,708,389

Shareholders’ Equity
Preferred Stock (par value $1.00 per share; authorized 25,000,000 shares; 0 shares issued and outstanding)	—	—
Common Stock (par value $1.00 per share; authorized 100,000,000 shares; 10 and 0 shares issued and outstanding as of September 30, 2009 and December 31, 2008, respectively)	10	—
Contributed Capital	10,955,390	4,295,300
Capital Advance Commitment	(1,750,000)	—
Deficit Accumulated during the Organization Stage	(7,301,777)	(3,188,725)

Total Shareholders’ Equity	1,903,623	1,106,575

Total Liabilities and Shareholders’ Equity	$3,164,586	$2,814,964

See accompanying notes.

Xenith Corporation

Statements of Income (unaudited)

	Three Months Ended Sept. 30 2009	Three Months Ended Sept. 30 2008	Nine Months Ended Sept. 30 2009	Feb. 19, 2008 (Inception) to Sept. 30 2008	Feb. 19, 2008 (Inception) to Sept. 30, 2009
Revenues	$—	$—	$—	$—	$—

Expenses
Compensation and Benefits	$576,205	$583,985	$1,931,753	$887,737	$3,483,502
Occupancy	245,988	30,837	757,094	53,667	965,161
Professional Services	591,908	297,565	1,004,415	946,595	2,160,873
Technology	60,387	2,068	179,888	4,733	190,175
Communications	32,063	8,431	82,451	17,217	107,173
Insurance	19,099	19,480	54,275	20,997	90,273
Travel	9,373	42,698	39,094	88,579	144,402
Supplies	4,168	7,373	24,635	10,859	48,647
Other Expenses	14,194	19,127	39,447	34,503	111,571

Total Expenses	1,553,385	1,011,564	4,113,052	2,064,887	7,301,777

Loss before Income Taxes	(1,553,385)	(1,011,564)	(4,113,052)	(2,064,887)	(7,301,777)
Income Taxes	—	—	—	—	—

Net Loss	$(1,553,385)	$(1,011,564)	$(4,113,052)	$(2,064,887)	$(7,301,777)

See accompanying notes.

Xenith Corporation

Statements of Shareholders’ Equity (unaudited)

	Common Stock	Contributed Capital	Capital Advance Commitment	Deficit Accumulated During the Organization Stage	Total Shareholders’ Equity

Balance at Dec. 31, 2008	$—	$4,295,300	$—	$(3,188,725)	$1,106,575
Net Loss	—	—	—	(4,113,052)	(4,113,052)
Common Stock Issuance	10	90	—	—	100
Warrant Issuance	—	205,000	—	—	205,000
Capital Advance Commitment	—	—	(1,750,000)	—	(1,750,000)
Contributed Capital		6,455,000	—	—	6,455,000

Balance at Sept. 30, 2009	$10	$10,955,390	$(1,750,000)	$(7,301,777)	$1,903,623

Balance at Feb. 19, 2008 (Inception)	$—	$—	$—	$—	$—
Net Loss	—	—	—	(7,301,777)	(7,301,777)
Common Stock Issuance	10	90	—	—	100
Warrant Issuance	—	205,000	—	—	205,000
Capital Advance Commitment	—	—	(1,750,000)	—	(1,750,000)
Contributed Capital	—	10,750,300	—	—	10,750,300

Balance at Sept. 30, 2009	$10	$10,955,390	$(1,750,000)	$(7,301,777)	$1,903,623

See accompanying notes.

Xenith Corporation

Statements of Cash Flows (unaudited)

	Nine months ending Sept. 30, 2009	Feb. 19, 2008 (Inception) to Sept. 30, 2008	Feb. 19, 2008 (Inception) to Sept. 30, 2009

Cash Flows from Operating Activities
Net Loss	$(4,113,052)	$(2,064,887)	$(7,301,777)
Adjustments to reconcile Net Loss to Net Cash used in Operating Activities:
Depreciation and Amortization	361,866	2,826	385,929
Stock-based Compensation	205,000	—	205,000
Changes in Operating Assets and Liabilities:
Decrease (Increase) in Prepaid Expenses	(45,652)	(51,883)	(154,426)
Decrease (Increase) in Accounts Receivable	31,712	—	(550)
Decrease (Increase) in Other Assets	4,000	(4,000)	(291,720)
Increase (Decrease) in Accounts Payable	48,901	148,345	247,279
Increase (Decrease) in Accrued Expenses	350,658	104,618	394,728
Increase (Decrease) in Other Current Liabilities	2,756	3,149	72,304
Increase (Decrease) in Other Liabilities	161,926	63,080	534,756

Net Cash used in Operating Activities	(2,991,885)	(1,798,752)	(5,908,477)

Cash Flows from Investing Activities
Purchases of Premises and Equipment	(1,190,509)	(171,993)	(2,289,016)

Net Cash used in Investing Activities	(1,190,509)	(171,993)	(2,289,016)

Cash Flows from Financing Activities
Common Stock Issuance	100	—	100
Offering Costs Paid	(181,000)	—	(181,000)
Capital Contributions	4,705,000	2,105,300	9,000,300

Net Cash provided by Financing Activities	4,524,100	2,105,300	8,819,400

Net Increase (Decrease) in Cash	341,706	134,555	621,907
Cash at beginning of period	280,201	—	—

Cash at end of period	$621,907	$134,555	$621,907

See accompanying notes.

Xenith Corporation

Notes to Financial Statements (unaudited)

1.	Summary of Significant Accounting Policies

Ernst & Young has not audited the following financial information as of September 30, 2009 or for the three- and nine-month periods ended September 30, 2009. Additionally, Ernst & Young has also not audited the financial information for the periods from February 19, 2008 (Inception) to September 30, 2008, and September 30, 2009.

Overview

Xenith Corporation (“Xenith” or the “Company”), is headquartered in Richmond, Virginia, and is a Virginia corporation formed for the purpose of owning and operating a full service, locally managed commercial bank, specifically targeting the following market segments:

•	Middle-market commercial customers (sales up to $250 million),

•	Mid-size real estate developers and investors,

•	Private banking customers (assets in excess of $2 million), and

•	Select retail markets.

To accomplish this purpose, Xenith entered into a merger agreement with First Bankshares, Inc., a Virginia corporation (“First Bankshares”) that is the bank holding company for SuffolkFirst Bank, a Virginia state member bank. The merger (“Merger”) is expected to close in the fourth quarter of 2009. (See Note 5 for additional information related to the pending Merger.)

Background

On February 19, 2008, CCB Organizing Group, LLC (“CCB”) was formed for the purpose of forming a Virginia state bank. CCB was funded primarily through equity contributions by BankCap Partners Fund I, L.P (“BankCap Partners”).

On June 11, 2008, Xenith Bank [In Organization] was incorporated as a Virginia banking corporation in organization with no shareholders. Pursuant to an Assignment, Transfer, and Assumption Agreement dated June 30, 2008, CCB conveyed to Xenith Bank [In Organization] a full interest in its assets and the assumption of its liabilities. Since CCB and Xenith Bank [In Organization] were entities under common control, this combination was accounted for in a manner similar to a pooling-of-interest. Accordingly, the Xenith Bank [In Organization] financial statements include CCB for the period presented.

On April 15, 2009, the Board of Directors of Xenith Bank [In Organization] voted to amend and restate its Articles of Incorporation and received a Certificate of Restatement on May 5, 2009. As part of this amendment, the Company changed its name to Xenith Corporation and became a business corporation.

Xenith Corporation

Notes to Financial Statements (unaudited)

1.	Summary of Significant Accounting Policies (continued)

Basis of Financial Statement Presentation

The interim unaudited financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. In preparing the financial statements, Management is required to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Actual results could differ from those estimates.

The notes to the December 31, 2008 financial statements should be read in conjunction with these financial statements. Management believes the disclosures are adequate to ensure the information presented is not misleading. In the opinion of management, all adjustments, consisting only of normal, recurring adjustments necessary for a fair presentation of the financial statements for the interim periods, have been included.

Income Taxes

Since realization of income tax benefits resulting from losses from inception is uncertain, there is no current or deferred income tax benefit in these financial statements.

Subsequent Events

The Company evaluates subsequent events that have occurred after the balance sheet date but before the financial statements are issued. There are two types of subsequent events: (1) recognized, or those that provide additional evidence about conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing financial statements, and (2) non-recognized, or those that provide evidence about conditions that did not exist at the date of the balance sheet but arose after that date.

The Company evaluated subsequent events through October 26, 2009, the date the financial statements were issued.

Xenith Corporation

Notes to Financial Statements (unaudited)

2.	Premises and Equipment

A summary of premises and equipments and their useful lives follows:

	Useful Life	Sept. 30, 2009	Dec. 31, 2008

Leasehold Improvements	5 years	$892,759	$841,740
Equipment and Furniture	1-10 years	1,408,153	1,280,330

Premises and Equipment		2,300,912	2,122,070
Less Accumulated Depreciation		(385,929)	(24,063)

Net Premises and Equipment		$1,914,983	$2,098,007

Depreciation expense was $361,866 and $2,826 for the nine months ending September 30, 2009 and the period from February 19, 2008 (Inception) to September 30, 2008, respectively.

3.	Shareholders’ Equity

In March 2008, three organizers contributed $100 each to form CCB with an initial capitalization of $300.

On June 1, 2008, Xenith executed a Memorandum of Understanding (“MOU”) with BankCap Partners, in which BankCap Partners committed to fund up to $5,000,000 of organizational, pre-opening and other costs related to commencement of operations of Xenith. (As of September 30, 2009, BankCap Partners had advanced $9,000,000 to Xenith to fund organizational, pre-opening and other costs related to commencement of operations of Xenith. All of these funds are recorded as Contributed Capital on the balance sheet and will ultimately be converted to shares in Xenith.)

On May 5, 2009, T. Gaylon Layfield, III, the President and Chief Executive Officer of Xenith Corporation, and BankCap Partners each subscribed for 5 shares (total of 10 shares) of Xenith Corporation common stock at a purchase price of $10.00 per share.

On June 26, 2009, Xenith completed an offering of 4,758,100 shares of its common stock at a price of $10.00 per share, resulting in gross proceeds of $47,581,000. The shares were sold in a private offering to “accredited investors,” as defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Private Placement Offering”).

Xenith Corporation

Notes to Financial Statements (unaudited)

3.	Shareholders’ Equity (continued)

Proceeds from the Private Placement Offering include the following:

Cash received from BankCap Partners on offering date	$24,250,000
Previously-contributed capital from BankCap Partners	9,000,000
Capital Advance Commitments from BankCap Partners	1,750,000
Cash received from Xenith management and directors	3,800,000
Cash received from other Xenith investors	8,781,000

Gross proceeds	$47,581,000
Less funds previously received	(9,000,000)
Less funds not yet received	(1,750,000)

Cash proceeds	$36,831,000

The cash proceeds were placed in an escrow account with Wells Fargo Bank, N.A., Xenith’s escrow agent (“Escrow Agent”), where they will remain until all conditions to the completion of the Merger with First Bankshares have been satisfied or waived.

Immediately prior to the completion of the Merger, once all other conditions to the Merger have been satisfied or waived, the escrow agent will release the cash proceeds from the Private Placement Offering, with any interest thereon, to Xenith.

If the Merger is not completed, the Escrow Agent will return the cash proceeds from the Private Placement Offering promptly to investors, with any interest earned thereon, as reduced by the amount of taxes owed by Xenith on such interest income, if any.

A portion of the gross proceeds from the offering is a Capital Advance Commitment from BankCap Partners for $1,750,000. This commitment is the result of a Bridge Funding Agreement between Xenith and BankCap Partners, dated June 30, 2009. For the period beginning on the closing date of the Private Placement Offering and ending immediately prior to the completion of the Merger, BankCap Partners has irrevocably committed to make advances to Xenith to pay additional organizational, pre-opening and other costs related to the commencement of operations of Xenith incurred during that period in an amount not to exceed $1,750,000. In the event that BankCap Partners does not advance all of the committed $1,750,000 prior to the completion of the Merger, it will pay Xenith an amount in cash equal to the portion of the $1,750,000 that it has not advanced as of that date as the final payment for its shares.

As noted in Note 4 below, BankCap Partners received warrants to purchase 450,000 shares of Xenith common stock, at a price of $10.00 per share, in recognition of the substantial financial risks undertaken by BankCap Partners in funding Xenith organizational, pre-opening and other costs.

Xenith Corporation

Notes to Financial Statements (unaudited)

3.	Shareholders’ Equity (continued)

In connection with the Private Placement Offering, Xenith has incurred approximately $181,000 of costs. These costs have been recorded as deferred offering costs and are included in Other Assets in the September 30, 2009 balance sheet. These costs will be deducted from the gross proceeds of the Private Placement Offering upon recording of the shares, which will occur when all conditions of completion of the Merger have been satisfied or waived.

4.	Options and Warrants

On April 15, 2009, the Board of Directors of Xenith approved a stock incentive plan designed to grant incentive stock options and non-qualified stock options to directors, executive officers and other employees of Xenith, and it delegated authority to administer the stock incentive plan to the Governance and Compensation Committee of the Board of Directors. The stock incentive plan has a term of 10 years beginning May 8, 2009. Under the stock incentive plan, 1,199,300 shares of Xenith common stock have been reserved for issuance pursuant to the exercise of options and warrants. The stock incentive plan authorizes the issuance of options that will qualify as incentive stock options under Section 422(a) of the Internal Revenue Code of 1986, as amended, as well as non-qualified stock options.

On May 5, 2009, the Xenith shareholders approved the stock incentive plan described above.

On May 8, 2009, Xenith granted options to purchase 258,000 shares of Xenith common stock to certain officers and non-employee directors of Xenith, subject to the completion of the Merger. The options have an exercise price of $10.00 per share and vest in three equal installments on each anniversary of the consummation of the Merger.

On May 8, 2009, Xenith issued warrants to purchase 450,000 shares of Xenith common stock to BankCap Partners. The warrants have an exercise price of $10.00 per share and a term of 10 years.

On May 8, 2009, Xenith issued warrants to purchase 198,000 shares of Xenith Corporation common stock to certain officers and non-employee directors of Xenith Corporation. The warrants have at an exercise price of $10.00 per share and a term of 10 years.

Xenith Corporation

Notes to Financial Statements (unaudited)

4.	Options and Warrants (continued)

The fair value of the options and warrants were estimated using a pricing model which factors in probabilities of various outcomes, the most likely of which is the Merger with First Bankshares. Assuming a Merger with First Bankshares, a value was determined using an option pricing model with the following assumptions:

	Officer and Director Options	Officer and Director Warrants	BankCap Partners Warrants
Volatility	40%	40%	40%
Term	5.8 years	4.8 years	9.6 years
Risk Free Rate	2.15%	2.15%	3.29%

As the Company’s shares are not traded, the Company used an estimate of volatility based on the volatility of a collection of banks with similar characteristics of Xenith subsequent to its proposed Merger with First Bankshares. The term for the officer and director options and warrants was calculated using the ‘simplified method’ as Xenith does not currently have historical data to determine the exercise/forfeiture behavior of the options and warrants issued.

The resultant values were as follows:

	Number of Shares	Price per Unit	Total Value
Officer and Director Options	258,000	$2.23	$575,000
Officer and Director Warrants	198,000	$1.04	$205,000
BankCap Partners Warrants	450,000	$1.80	$810,000

With respect to the officer and director options, expense will commence upon consummation of the Merger and vest in ratable amounts over the vesting term of three years.

With respect to the officer and director warrants, the value of $205,000 was expensed on the grant date, and it is included in Compensation and Benefits in the Statements of Income.

With respect to the BankCap Partners warrants, these warrants were issued for the initial investment risk assumed and, as such, the value of these warrants are reflected in Contributed Capital with no net impact on Shareholders’ Equity.

Xenith Corporation

Notes to Financial Statements (unaudited)

5.	Pending Merger with First Bankshares, Inc.

On May 12, 2009, Xenith entered into a merger agreement with First Bankshares, pursuant to which Xenith will be merged with and into First Bankshares, with First Bankshares being the surviving legal entity in the Merger. First Bankshares is the holding company for SuffolkFirst Bank. Upon closing of the Merger, the combined organizations will operate as a one-bank holding company under the name Xenith Bankshares, Inc. (“Xenith Bankshares”). The name of SuffolkFirst Bank will be changed to Xenith Bank, but it will continue to do business as SuffolkFirst Bank at its existing locations in Suffolk.

The Merger is expected to close in the fourth quarter of 2009. It has been approved by the Boards of Directors and shareholders of both companies and is subject to regulatory approvals and other customary conditions.

As a condition to the completion of the Merger, Xenith is required to complete an offering of its common stock to raise a minimum of $40 million in gross proceeds and a maximum of $70 million in gross proceeds (including previously contributed amounts and amounts to be contributed). This Private Placement Offering has been completed and resulted in gross proceeds of $47,581,000. The cash proceeds from the Private Placement Offering (gross proceeds less amounts previously contributed and amounts committed to be contributed) totaled approximately $36,831,000 and were placed in an escrow account with the Escrow Agent. Under the terms of the escrow agreement, the cash proceeds will not be released to Xenith until all other conditions to the completion of the Merger have been satisfied or waived, at which time this condition will have been satisfied. (See Note 3 for additional information related to the Private Placement Offering.)

Under the terms of the Merger Agreement, shareholders of First Bankshares may elect to retain their shares of First Bankshares common stock or to receive $9.23 in cash per share, subject to pro ration in the event the aggregate cash elections exceed 25% of shares outstanding as of the closing of the Merger. Shareholders of Xenith will receive shares of First Bankshares common stock at an exchange ratio equal to the Xenith book value per share as of the effective time of the Merger divided by $9.23, which represents the cash price being paid for up to 25% of the outstanding shares of First Bankshares common stock in connection with the Merger. The Xenith book value per share is dependent upon the number of shares of Xenith common stock sold in its private placement offering and its accumulated losses through the closing date of the Merger.

In connection with the Merger, Xenith has incurred approximately $840,000 of transaction related costs, consisting primarily of professional service fees. These amounts have been expensed.

Xenith Corporation

Notes to Financial Statements (unaudited)

6.	Commitments and Contingencies

Xenith is subject to certain claims and legal actions arising in the ordinary course of business. As of September 30, 2009, Management has no knowledge of any pending claims or legal actions against the Company.

Xenith is required to make a $350,000 payment to Baxter Fentriss & Company for serving as Xenith’s investment banker for the Merger transaction upon completion of the Merger. As such, no accrual has been made for this amount as of September 30, 2009.

7.	Related Party Transactions

In connection with the MOU, Xenith entered into (and subsequently amended) a licensing and administrative support agreement with an affiliate of BankCap Partners, BankCap Partners GP, L.P. (“Licensor”), to (a) use and otherwise access intellectual property the Licensor currently licenses from an unaffiliated third party and (b) obtain strategic support services to facilitate the commencement and ongoing operations of Xenith.

The Licensor will receive a total fee of $600,000 in consideration for such licensing and administrative support services, which fee will be payable by Xenith if, and only if, Xenith receives all required regulatory approvals and successfully opens for business. As such, no accrual has been made for this amount as of September 30, 2009.

BankCap Partners has also agreed to incur direct expenses on behalf of Xenith, which may include but are not limited to legal, professional, recruiting and travel expenses. Xenith will reimburse BankCap Partners for these expenses up to a limit of $150,000, after Xenith opens for business. The amount of these expenses which has been incurred through September 30, 2009 is $143,513.

8.	Going Concern

The accompanying financial statements have been prepared assuming that Xenith will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Xenith has not generated revenue and has incurred losses from February 19, 2008 (Inception) through September 30, 2009. These costs were attributable to start-up and organizational costs in an effort to open a de novo commercial bank and other expenses related to the evaluation and ongoing pursuit of potential acquisition and merger partners.

Xenith Corporation

Notes to Financial Statements (unaudited)

8.	Going Concern (continued)

On June 26, 2009, Xenith completed the Private Placement Offering of 4,758,100 shares of its common stock at a price of $10.00 per share, resulting in gross proceeds of $47,581,000 (including amounts previously contributed and amounts committed to be contributed). The cash proceeds (gross proceeds less amounts previously contributed and amounts committed to be contributed) from the Private Placement Offering were placed in an escrow account with the Escrow Agent, until all conditions to the completion of the Merger with First Bankshares have been satisfied or waived. (See Note 5 for additional information related to the pending Merger.)

If Xenith is unable to complete the Merger, it may not be able to obtain additional funding. Without additional funding, Xenith may be forced to liquidate or cease start up activities.

If the Merger is not completed, the Escrow Agent will return the cash proceeds from the Private Placement Offering promptly to investors, with any interest earned thereon, as reduced by the amount of taxes owed by Xenith on such interest income, if any.